Exhibit 99.1

Purple Innovation Reports Second Quarter 2025 Results; Reaffirms 2025 Guidance

Net Loss Exceeded Expectations; Adjusted EBITDA Margin Improved 120 Basis Points versus Last Year

Strong Rejuvenate 2.0 Demand More than Double the Rejuvenate 1.0 Launch in DTC

Mattress Firm Rollout Progressing on Schedule

Lehi, Utah, July 29, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company whose mattresses promise to give you “less pain, better sleep,” today announced results for the second quarter ended June 30, 2025.

“We are pleased with our second quarter performance, which reflects our disciplined execution and continued progress as we build a premium, sustainable, and profitable brand,” said Rob DeMartini, CEO of Purple Innovation. “Revenue and profit exceeded our expectations, delivering sequential improvement, where strong demand from consumers and partners has temporarily outpaced our ability to fulfill orders.”

DeMartini continued, “We are seeing strong validation of our brand and innovation strategy, led by the breakthrough success of our Rejuvenate 2.0 collection -- the first product to incorporate our new DreamLayer grid technology layered on top of our core GelFlex grid platform. We’re also building significant momentum through our ongoing expansion with Mattress Firm, which remains on track, and through deepening relationships with partners such as Walmart and Costco, alongside strong and growing interest from both traditional and non-traditional partners. These initiatives are fueling momentum across our business and advancing our long-term Path to Premium Sleep strategy. With third quarter revenue-to-date up in the mid-single digits range versus the same period last year, we remain confident in our ability to drive profitable growth and create shareholder value.”

Second Quarter 2025 Financial Results

Second quarter 2025 net revenue declined by 12.6% to $105.1 million, compared to $120.3 million in the second quarter of 2024, reflecting delays in the timing of Rejuvenate 2.0 shipments, lapping reductions in wholesale door count from 2024, and softness in ecommerce.

Gross profit for the second quarter decreased to $37.7 million, compared to $48.9 million in the prior-year period. Gross margin was 35.9%, a decrease of 480 basis points year-over-year, and was adversely impacted by costs related to tariffs and the ramp-up of both the Mattress Firm roll-out and Rejuvenate 2.0 launch, which were partially offset by direct material and sourcing savings.

Second quarter operating expenses were $51.9 million, down 18.2% from $63.5 million in the prior year quarter. The decrease was largely driven by reduced advertising spend and benefits from restructuring and cost savings initiatives completed previously.

Net loss attributable to Purple Innovation, Inc. for the second quarter was $(17.3) million, a decline from $0.0 in the prior year.

Adjusted EBITDA for the second quarter was $(2.4) million, an improvement from $(4.1) million last year, driven primarily by our disciplined cost management.

Balance Sheet

As of June 30, 2025, the Company had cash and cash equivalents of $34.2 million compared to $29.0 million as of December 31, 2024.

Net inventories as of June 30, 2025, totaled $60.9 million, down 12.6% compared to June 30, 2024, and an increase of 7.1% compared to December 31, 2024.

2025 Outlook

The Company is reiterating its 2025 outlook for full year revenue to be in the range of $465 to $485 million and adjusted EBITDA in the range of flat to positive $10 million. The Company anticipates sequential growth in the second half of the year, driven by the successful launch of Rejuvenate 2.0 and the rollout of our expanded partnership with Mattress Firm.

Conference Call and Webcast Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, July 29, 2025, at 4:30 p.m. Eastern Time. To access the call dial 800-715-9871 (domestic) or 646-307-1963 (international). The call is also being webcast and can be accessed on the investor relations section of the Company’s website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

About Purple

Purple is a premium mattress company and the leader in sleep technology. Their patented GelFlex Grid® is the only material that instantly relieves pressure for less pain and better sleep.

With over 30 years of innovation, Purple’s product engineers are paving the way for everyone to experience a proven, deeper sleep by reducing their aches and pains. The GelFlex Grid® does it all—it instantly adapts as you move, balances temperature, relieves pressure, and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 55 Purple stores, and over 3,000 retailers nationwide.

Purple

Less pain. Better sleep.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding our innovation pipeline, the timing of new product collection launches, our ability to improve profitability and optimize our business, the expansion of and benefits to us from our commercial relationship with Mattress Firm, the impact of other commercial relationships, including those with Walmart, Costco, and other traditional and non-traditional partners, revenue-to-date for the third quarter, our ability to drive profitable growth and create shareholder value, and our outlook for revenue and adjusted EBITDA for the full year 2025. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, adjusted operating expenses, adjusted EBITDA, adjusted net income, and adjusted net income per diluted share are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Stacy Turnof, Edelman Smithfield
stacy.turnof@edelmansmithfield.com
917-362-2581

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(unaudited – in thousands, except for par value)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$34,248	$29,011
Accounts receivable, net	21,083	33,057
Inventories	60,903	56,863
Prepaid expenses	4,017	6,023
Other current assets	5,680	1,414
Total current assets	125,931	126,368
Property and equipment, net	87,374	93,874
Operating lease right-of-use assets	73,313	75,516
Intangible assets, net	7,577	8,890
Other long-term assets	9,593	3,197
Total assets	$303,788	$307,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,963	$40,639
Accrued compensation	6,632	9,415
Customer prepayments	8,490	6,411
Accrued rebates and allowances	10,941	10,013
Accrued warranty liabilities – current portion	7,774	6,114
Operating lease obligations – current portion	16,274	15,661
Other current liabilities	8,362	12,750
Total current liabilities	84,436	101,003
Related party debt	94,539	55,394
Accrued warranty liabilities, net of current portion	24,945	26,091
Operating lease obligations, net of current portion	84,651	87,072
Warrant liabilities	28,925	16,067
Other long-term liabilities	1,871	2,009
Total liabilities	319,367	287,636
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 210,000 shares authorized; 108,244 issued and outstanding at June 30, 2025, and 107,545 issued and outstanding at December 31, 2024	11	11
Class B common stock; $0.0001 par value, 90,000 shares authorized; 165 issued and outstanding at June 30, 2025, and at December 31, 2024	—	—
Additional paid-in capital	594,698	594,053
Accumulated deficit	(610,348)	(573,866)
Total stockholders’ equity (deficit) attributable to Purple Innovation, Inc.	(15,639)	20,198
Noncontrolling interest	60	11
Total stockholders’ equity (deficit)	(15,579)	20,209
Total liabilities and stockholders’ equity (deficit)	$303,788	$307,845

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$105,100	$120,271	$209,271	$240,304
Cost of revenues:
Cost of revenues	67,340	71,331	129,547	149,644
Cost of revenues - restructuring related charges	77	—	995	—
Total cost of revenues	67,417	71,331	130,542	149,644
Gross profit	37,683	48,940	78,729	90,660
Operating expenses:
Marketing and sales	30,616	41,377	67,242	82,839
General and administrative	14,991	18,117	29,478	37,845
Research and development	2,178	3,986	4,630	7,652
Restructuring, impairment and other related charges	4,137	—	6,097	—
Total operating expenses	51,922	63,480	107,447	128,336
Operating loss	(14,239)	(14,540)	(28,718)	(37,676)
Other income (expense):
Interest expense	(7,457)	(4,161)	(12,221)	(8,635)
Other income, net	1	53	70	4,447
Loss on extinguishment of debt	—	—	—	(3,394)
Change in fair value – warrant liabilities	4,378	18,693	4,427	(4,906)
Total other income (expense), net	(3,078)	14,585	(7,724)	(12,488)
Net income (loss) before income taxes	(17,317)	45	(36,442)	(50,164)
Income tax expense	(54)	(54)	(95)	(113)
Net loss	(17,371)	(9)	(36,537)	(50,277)
Net loss attributable to noncontrolling interest	(26)	(36)	(55)	(87)
Net income (loss) attributable to Purple Innovation, Inc.	$(17,345)	$27	$(36,482)	$(50,190)

Net income (loss) per share:
Basic	$(0.16)	$0.00	$(0.34)	$(0.47)
Diluted	$(0.16)	$(0.00)	$(0.34)	$(0.47)

Weighted average common shares outstanding:
Basic	108,230	107,489	107,915	106,755
Diluted	108,230	107,779	107,915	106,755

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited – in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(36,537)	$(50,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,881	12,821
Non-cash interest	5,656	3,372
Paid-in-kind interest	6,797	4,375
Non-cash restructuring, impairment and other related charges	3,816	—
Loss on extinguishment of debt	—	3,394
Loss on disposal of property and equipment	224	112
Change in fair value – warrant liabilities	(4,427)	4,906
Stock-based compensation	845	1,317
Changes in operating assets and liabilities:
Accounts receivable	11,974	5,719
Inventories	(4,040)	(2,779)
Prepaid expenses and other assets	2,671	4,665
Operating leases, net	(1,018)	(1,340)
Accounts payable	(17,111)	(9,522)
Accrued compensation	(2,783)	4,122
Customer prepayments	2,079	(986)
Accrued rebates and allowances	(2,572)	(4,608)
Accrued warranty liabilities	514	(159)
Other accrued liabilities	(3,031)	(862)
Net cash used in operating activities	(27,062)	(25,730)

Cash flows from investing activities:
Sale of property and equipment	363	—
Purchase of property and equipment	(5,222)	(5,142)
Investment in intangible assets	(285)	(111)
Net cash used in investing activities	(5,144)	(5,253)

Cash flows from financing activities:
Proceeds from related party loan	39,000	61,000
Payments on term loan	—	(25,000)
Payments on revolving line of credit	—	(5,000)
Payments for debt issuance costs	(1,557)	(3,466)
Net cash provided by financing activities	37,443	27,534

Net increase (decrease) in cash and cash equivalents	5,237	(3,449)
Cash and cash equivalents, beginning of the year	29,011	26,857
Cash and cash equivalents, end of the period	$34,248	$23,408

Supplemental disclosures of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$81	$203
Cash paid during the period for income taxes	$165	$293

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$435	$375
Warrants issued	$17,284	$19,571
Amendment fee added to principal of loan	$1,215	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA, adjusted operating expenses, adjusted net loss and adjusted net loss per diluted share. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net income (loss) to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, income tax expense, other income, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, debt extinguishment, stock-based compensation expense, restructuring related expenses, loss on project write-off, nonrecurring and debt issuance legal fees, Board special committee costs, executive interim and search costs, severance cost and showroom opening and closing costs. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

GAAP net loss	$(17,371)	(9)	(36,537)	(50,277)
Interest expense	7,457	4,161	12,221	8,635
Income tax expense	54	54	95	113
Other income, net	(1)	(53)	(70)	(4,447)
Depreciation and amortization	4,831	6,439	9,881	12,821
EBITDA	(5,030)	10,592	(14,410)	(33,155)
Adjustments:
Change in fair value - warrant liability	(4,378)	(18,693)	(4,427)	4,906
Loss on extinguishment of debt	—	—	—	3,394
Stock-based compensation expense	439	829	845	1,321
Restructuring related charges	4,137	—	6,785
Loss on project write-off	—	1,355	—	1,355
Non-recurring and debt issuance legal fees	907	87	1,140	924
Strategic alternative costs	1,086	—	1,260	—
Executive interim and search costs	—	1,526	—	2,974
Severance costs	361	104	1,570	884
Showroom opening and closing costs	114	57	147	58
Adjusted EBITDA	$(2,364)	$(4,143)	$(7,090)	$(17,339)

Reconciliation of GAAP Operating Expenses to non-GAAP Adjusted Operating Expenses

Our presentation of adjusted operating expenses assumes adjustments for certain nonrecurring items that we do not believe directly reflects our current core operations. Adjusted operating expenses is a supplemental measure of operating performance that does not represent, and should not be considered, alternatives to net loss and earnings per share, as calculated in accordance with GAAP. We believe adjusted operating expenses supplements GAAP measures and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating expenses, the most directly comparable GAAP measure, to adjusted operating expenses is set forth below:

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total operating expenses	$51,922	$63,480	$107,477	$128,336
Restructuring, impairment and other related charges	(4,137)	—	(6,097)	—
Adjusted operating expenses	$47,785	$63,480	$101,380	$128,336

Reconciliation of GAAP Net Loss to non-GAAP Adjusted Net Loss and Adjusted Net Loss per Diluted Share

Our presentation of adjusted net loss assumes that all net loss is attributable to Purple Innovation, Inc. (i.e. there is no allocation of net loss to noncontrolling interests), which assumes the full exchange at the beginning of the period of all outstanding Paired Securities for shares of Class A common stock of Purple Innovation, Inc., adjusted for certain nonrecurring items that we do not believe directly reflect our core operations. Adjusted net loss per share, diluted, is calculated by dividing adjusted net loss by the total shares of Class A common stock outstanding plus any dilutive warrants, options and restricted stock as calculated in accordance with GAAP and assuming the full exchange of all outstanding Paired Securities as of the beginning of each period presented. Adjusted net loss and adjusted net loss per diluted share, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net loss and earnings per share, as calculated in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of net loss, the most directly comparable GAAP measure, to adjusted net loss and the computation of adjusted net loss per diluted share, are set forth below:

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(17,371)	$(9)	$(36,537)	$(50,277)
Income tax (benefit) expense, as reported	54	54	95	113
Revenue reduction due to SGI Contract	627	—	627	—
Change in fair value – warrant liabilities	(4,378)	(18,693)	(4,427)	4,906
Loss on extinguishment of debt	—	—	—	3,394
Restructuring related charges	4,213	—	7,092	—
Gain on insurance proceeds	—	—	—	(4,300)
Strategic alternative costs	1,086	—	1,260	—
Adjusted net loss before income taxes	(15,769)	(18,648)	(31,890)	(46,164)
Adjusted income tax benefit(1)	4,084	4,830	8,260	11,956
Adjusted net loss	$(11,685)	$(13,818)	$(23,630)	$(34,208)

Adjusted net loss per share, diluted	$(0.11)	$(0.13)	$(0.22)	$(0.32)

Adjusted weighted-average shares outstanding, diluted(2)	108,395	107,779	108,080	106,960

(1)	Represents the estimated effective tax rate of 25.9% for the three and six months ended June 30, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates.

(2)	Assumes options and restricted stock units calculated in accordance with GAAP and the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period.

A reconciliation of net income (loss) per share, diluted, to adjusted net loss per diluted share is set forth below for the three and six months ended June 30, 2025 and 2024:

	For the Three Months Ended
	June 30, 2025			June 30, 2024
	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted
Net income (loss) attributable to Purple Innovation Inc.(1)	$(17,345)	108,230	(0.16)	$27	107,779	$(0.00)
Assumed exchange of shares(2)	(26)	165		(36)	—
Net loss	(17,371)			(9)
Adjustments to arrive at adjusted loss before taxes(3)	1,602			(18,639)
Adjusted loss before taxes	(15,769)			(18,648)
Adjusted income tax benefit(4)	4,084			4,830
Adjusted net loss	$(11,685)	108,395	(0.11)	$(13,818)	107,779	$(0.13)

(1)	Represents net income (loss) attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding. For the three months ended June 30, 2024, the Paired Securities are included in the beginning weighted average shares, diluted.

(2)	Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period if not already includedH in weighted average diluted shares in footnote (1) above. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4)	Represents the estimated effective tax rate of 25.9% for the three months ended June 30, 2024 and 2023, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted
Net loss attributable to Purple Innovation Inc.(1)	$(36,482)	107,915	(0.34)	$(50,190)	106,755	$(0.47)
Assumed exchange of shares(2)	(55)	165		(87)	205
Net loss	(36,537)			(50,277)
Adjustments to arrive at adjusted loss before taxes(3)	4,647			4,113
Adjusted loss before taxes	(31,890)			(46,164)
Adjusted income tax benefit(4)	8,260			11,956
Adjusted net loss	$(23,630)	108,080	(0.22)	$(34,208)	106,960	$(0.32)

(1)	Represents net loss attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding.

(2)	Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period if not already included in weighted average diluted shares in footnote (1) above. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4)	Represents the estimated effective tax rate of 25.9% for the six months ended June 30, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.